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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        HERITAGE FINANCIAL CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

             WASHINGTON                                   91-1857900
 --------------------------------------     -----------------------------------
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

    201 5TH AVENUE S.W., OLYMPIA, WA                    98501
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(Address of principal executive offices)              (Zip Code)


     Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
                          --------------------------
                               (Title of class)
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1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Heritage filed a Registration Statement on Form S-1 on September 12, 1997 (File No. 333-35573) and thereafter amended it in Amendment No. 1 filed October 29, 1997 and Amendment No. 2 filed on November 10, 1997 (the "Registration Statement"). The description of Registrant's Securities described in such Registration Statement is incorporated herein by reference.

2.   EXHIBITS

     Exhibit No.          Description
     -----------          -----------

       1.1 Form of Specimen Stock Certificate. Incorporated by reference to Exhibit 4 of Document (2).

       2.1 Articles of Incorporation. Incorporated by reference to 3.1 of Document (1).

       2.2          Bylaws of the registrant. Incorporated by reference to
                    Exhibit 3.2 of Document (1).

       3.1 Proposed Form of Stock Option Plan. Incorporated by reference to Exhibit 10.1 of Document (1).

       3.2 Proposed Form of Management Recognition Plan and Trust Agreement. Incorporated by reference to Exhibit 10.2 of Document (1).

_________________________

Document (1) - Registration Statement on Form S-1 (No. 333-35573) filed with the SEC on September 12, 1997.

Document (2) - Amendment No. 1 to Registration Statement on Form S-1 (No. 333-35573) filed with the SEC on October 29, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      HERITAGE FINANCIAL CORPORATION



Date:     January 6, 1998             By:  /s/ Donald V. Rhodes
     -----------------------              ------------------------
                                           Donald V. Rhodes
                                           Chairman, President and Chief
                                           Executive Officer


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